EXHIBIT 21
Subsidiaries of the Registrant

Name of Subsidiary	Jurisdiction of Organization
Silgan Holdings LLC	Delaware
Silgan Corporation	Delaware
Silgan Containers LLC	Delaware
Silgan Containers Manufacturing Corporation	Delaware
Silgan Containers Manufacturing Puerto Rico LLC	Puerto Rico
Silgan White Cap LLC	Delaware
Silgan White Cap Corporation	Delaware
Silgan White Cap Americas LLC	Delaware
Silgan Equipment Company	Delaware
Silgan ipec Corporation	Delaware
Silgan Latin America Corporation	Panama
Silgan Plastics LLC	Delaware
Silgan Plastics Corporation	Delaware
Silgan Plastic Food Containers Corporation	Delaware
Silgan Tubes Holding Company	Delaware
828745 Ontario Inc.	Ontario, Canada
827599 Ontario Inc.	Ontario, Canada
Silgan Plastics Canada Inc.	Ontario, Canada
Thatcher Mexico, S. de R.L. de C.V.	Mexico
Thatcher Investments, S. de R.L. de C.V.	Mexico
Portola Packaging LLC	Delaware
Portola Packaging Canada Ltd./Emballages Portola Canada Ltd.	Canada
Silgan Closures UK Holdings Limited	United Kingdom
Silgan Closures UK Limited	United Kingdom
Portola Packaging Inc. Mexico, S.A. de C.V.	Mexico
Silgan Closures CZ s.r.o.	Czech Republic
Portola (Asia Pacific) Holding Company Limited	Hong Kong
Silgan Partnership C.V.	Netherlands
Silgan International Holdings B.V.	Netherlands
Silgan Europe Holdings B.V.	Netherlands
Silgan White Cap GmbH	Austria
Silgan White Cap France S.A.S.	France
Silgan Closures GmbH	Germany
Silgan White Cap Manufacturing GmbH	Germany
Silgan White Cap Nordiska AB	Sweden
Silgan White Cap Italia S.r.l.	Italy
Silgan White Cap Holdings Spain, S.L.	Spain
Silgan White Cap Belgium N.V.	Belgium
Silgan White Cap Polska Sp. z o.o.	Poland
Silgan White Cap Holdings Cyprus Limited	Cyprus
Silgan White Cap Ukraine LLC	Ukraine
Silgan White Cap do Brasil Ltda.	Brazil
Silgan White Cap South East Asia, Inc.	Philippines
SWC Holdings (Mauritius) Ltd.	Mauritius
Silgan White Cap (Shanghai) Co., Ltd.	China

Name of Subsidiary	Jurisdiction of Organization
Silgan Holdings Austria GmbH	Austria
Silgan Metal Packaging Mitterdorf GmbH	Austria
Silgan Metal Packaging Germany GmbH	Germany
Silgan Metal Packaging Distribution Gmbh	Germany
Silgan Metal Packaging Meissen GmbH	Germany
Silgan Metal Packaging Leipzig GmbH	Germany
Rüma Industrieverpackung Leipzig GmbH	Germany
ELSA Silgan Metal Packaging S.A.	Greece
Elsa – Silgan Metal Packaging S.A./Jordan	Jordan
Silgan Metal Packaging d.o.o. Bitola	Macedonia
Silgan Metal Packaging Szprotawa Sp. z o.o.	Poland
Silgan Metal Packaging Tczew S.A.	Poland
Silgan Metal Packaging Nove Mesto a.s.	Slovakia
Silgan Metal Packaging Ljubljana d.o.o.	Slovenia
VONORUS o.o.o.	Russia
Silgan Metal Packaging Enem o.o.o.	Russia
Silgan Metal Packaging Stupino o.o.o.	Russia
Silgan Metal Packaging Brovary LLC	Ukraine
Silgan Öntaş Ambalaj Sanayi ve Ticaret A.S.	Turkey
Easytech Packaging S.r.l.	Italy
Silgan Dispensing Systems Holdings Company	Delaware
Silgan Dispensing Systems Corporation	Delaware
Silgan Dispensing Systems Slatersville LLC	Rhode Island
Silgan Dispensing Systems (Wuxi) Co., Ltd.	China
Silgan Dispensing Systems Canada Ltd.	Canada
Silgan Dispensing Systems Mexico, S.A. de C.V.	Mexico
Silgan Dispensing Systems Mexico Operadora, S.A. de C.V.	Mexico
Silgan Dispensing Systems Operadora, S. de R.L. de C.V.	Mexico
Silgan Dispensing Systems Germany GmbH	Germany
Silgan Dispensing Systems Italy S.r.l.	Italy
Silgan Dispensing Systems Netherlands B.V.	Netherlands
Silgan Dispensing Systems France S.A.S.	France
Silgan Dispensing Systems Hemer GmbH	Germany
Silgan Dispensing Systems Milano S.r.l.	Italy
Silgan Dispensing Systems Vicenza S.r.l.	Italy
Silgan Dispensing Systems do Brasil Ltda.	Brazil
Silgan Dispensing Systems Barcelona, S.L.	Spain
Silgan Dispensing Systems India Private Limited	India
Silgan Dispensing Systems Metal Holdings Corporation	Delaware
Silgan Dispensing Systems Covit America Corporation	Delaware
Silgan Dispensing Systems Metal Real Estate Corporation	Delaware
Silgan Dispensing Systems Thomaston Corporation	Delaware
Silgan Dispensing Systems Holdings Spain S.L.U.	Spain
Silgan Dispensing Systems Covit Europe S.L.	Spain
Silgan Dispensing Systems Holdings Netherlands B.V.	Netherlands
Silgan Dispensing Systems Alkmaar B.V.	Netherlands

Name of Subsidiary	Jurisdiction of Organization
Silgan Dispensing Systems Le Treport S.A.S.	France
Silgan Dispensing Systems Lacrost S.A.S.	France
Silgan Unicep Packaging LLC	Delaware
Silgan Specialty Packaging LLC	Delaware
Silgan Specialty Packaging Triadelphia LLC	Delaware
Weener Plastics Holding B.V.	Netherlands
Weener Plastics Group B.V.	Netherlands
Weener Plastik Beteiligungs GmbH	Germany
Weener Plastics B.V.	Netherlands
Weener Plastics OPE sp. z.o.o.	Poland
Weener Plastic Ibérica S.L.U.	Spain
Euro-Matic (Brazil) Ltd.	UK
Weener Plastics Norwich Ltd.	UK
Weener Plastik Ilkenhans GmbH	Germany
Weener Plastics Netherlands B.V.	Netherlands
Weener Plastik GmbH	Germany
Weener Plastics S.A. de C.V.	Mexico
Weener Plastic Intern. East Műanyagfeldolgozó Kft	Hungary
Weener Plastics Ltd	Ireland
Weener Empire Plastics Private Ltd.	India
Weener Brazil Participações Ltda.	Brazil
Weener Indústria Plástica Ltda.	Brazil
Weener Brasil Industria e Comercio de Embalagens Plasticas Ltda.	Brazil
Weener Products Plásticos Ltda.	Brazil
Silgan Proenfar S.A.S.	Colombia
Patrimonio Autonomo Fiduciaria de Occidente S.A.	Colombia
Plasticos BDS S.R.L	Argentina